   As filed with the Securities and Exchange Commission on September 2, 1998
                                                 Registration No. 33-56911

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--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                 -------------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                                   IMC GLOBAL INC.
                (Exact name of registrant as specified in its charter)

      DELAWARE                                           36-3492467
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       2100 SANDERS ROAD                                    60062
       NORTHBROOK, ILLINOIS                               (Zip Code)
(Address of principal executive offices)


                                   IMC GLOBAL INC.
                  1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                               (Full title of the plan)


                                  MARSCHALL I. SMITH
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                   IMC GLOBAL INC.
                                  2100 SANDERS ROAD
                             NORTHBROOK, ILLINOIS 60062
                                   (847) 272-9200
                       (Name, address, and telephone number,
                     including area code, of agent for service)



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


          This Post-Effective Amendment No. 1 (the "Amendment") amends the Registration Statement on Form S-8 (together with the Amendment, this "Registration Statement") which was filed with the Securities and Exchange Commission (the "Commission") by IMC Global, Inc., a Delaware corporation (the "Registrant"), on December 16, 1994. The Registrant originally filed this Registration Statement in order to register 100,000 shares of its common stock, $1.00 par value per share ("Common Stock"), for issuance under the IMC Global Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan").

          The Registrant subsequently effected a two for one stock split of the Common Stock which made 200,000 shares available for issuance under the 1994 Plan. As of the date hereof, 130,000 shares of Common Stock registered under this Registration Statement have not been issued pursuant to the 1994 Plan (the "Registered Shares").

          On September 1, 1998, the Registrant filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-62693) (the "1998 Registration Statement") in order to register 270,000 shares of Common Stock, for issuance under the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors (the "1998 Plan"). Future grants of Common Stock to Non-Employee Directors of the Registrant will be made pursuant to the 1998 Plan rather than the 1994 Plan.

          Although the 1994 Plan will remain in effect with respect to shares of Common Stock issued pursuant thereto prior to the adoption of the 1998 Plan, no additional shares will be granted pursuant to the 1994 Plan. Accordingly, the offering of Common Stock under the 1994 Plan has been terminated and this Registration Statement is hereby amended to remove from registration hereunder the Registered Shares.

          Pursuant to General Instruction E to Form S-8, the Registrant will carry forward the Registered Shares from this Registration Statement to the 1998 Registration Statement and such Registered Shares are now issuable under the 1998 Plan rather than the 1994 Plan.

          The form of the power of attorney executed by each of the persons listed on the signature pages hereto was filed as Exhibit 24 to the 1998 Registration Statement and is incorporated herein by reference.

                                      SIGNATURES


          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on this 31st day of August, 1998.


                                        IMC GLOBAL INC.


                                        By:     /s/ MARSCHALL I. SMITH
                                              --------------------------------
                                              Marschall I. Smith
                                              Senior Vice President and
                                              General Counsel



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 31st day of August, 1998.



         SIGNATURE                            TITLE
         ---------                            -----
              *                         Chief Executive Officer, President and
-------------------------------------   Director
     Robert E. Fowler, Jr.              (principal executive and operating
                                        officer)


              *                         Senior Vice President
-------------------------------------   (principal financial officer)
     J. Bradford James


              *                         Vice President and Controller
-------------------------------------   (principal accounting officer)
     Anne M. Scavone


              *                         Director
-------------------------------------
     Raymond F. Bentele

              *                         Director
-------------------------------------
     Wendell F. Beuche


              *                         Director
-------------------------------------
     Robert W. Bruce III


              *                         Director
-------------------------------------
     Rod F. Dammeyer


              *                         Director
-------------------------------------
     James M. Davidson, Ph.D.


              *                         Director
-------------------------------------
     Rene L. Latiolais


              *                         Director
-------------------------------------
     Harold H. MacKay


              *                         Director
-------------------------------------
     David B. Mathis


              *                         Director
-------------------------------------
     Donald F. Mazankowski


              *                         Director
-------------------------------------
     Joseph P. Sullivan

              *                         Director
-------------------------------------
     Richard L. Thomas


              *                         Director
-------------------------------------
     Billie B. Turner



-------------------------------------
*By:  Marschall I. Smith, Attorney-in-fact